SLM Student Loan Trust 2003-7
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 09/01/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$2,317,383,205.58	$(34,563,452.04)	$2,282,819,753.54
	ii	Interest to be Capitalized	11,737,802.63		11,051,160.25

	iii	Total Pool	$2,329,121,008.21		$2,293,870,913.79

	iv	Specified Reserve Account Balance	5,822,802.52		5,734,677.28

	v	Total Adjusted Pool	$2,334,943,810.73		$2,299,605,591.07

B	i	Weighted Average Coupon (WAC)	6.167%		6.153%
	ii	Weighted Average Remaining Term	256.69		255.66
	iii	Number of Loans	124,007		122,140
	iv	Number of Borrowers	76,224		74,951
	v	Aggregate Outstanding Principal Balance - T-Bill	$441,752,306.55		$430,218,783.83
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,887,368,701.66		$1,863,652,129.96

	Notes and Certificates			Spread	Exchange Rate	Balance 09/15/04	Balance 12/15/04
C	i	A-1 Notes	78442GHD1	0.010%	1.0000	$71,956,810.73	$36,618,591.07
	ii	A-2 Notes	78442GHE9	0.030%	1.0000	$296,165,000.00	$296,165,000.00
	iii	A-3 Notes	78442GHF6	0.110%	1.0000	$362,511,000.00	$362,511,000.00
	iv	A-4 Notes	78442GHG4	0.200%	1.0000	$311,079,000.00	$311,079,000.00
	v	A-5A Notes	78442GHH2	0.160%	1.0000	$367,497,000.00	$367,497,000.00
	vi	A-5B* Notes	XS0172693052	—	1.1330	€750,000,000.00	€750,000,000.00
	vii	B Notes	78442GHK5	0.570%	1.0000	$75,985,000.00	$75,985,000.00

	Reserve Account		09/15/04	12/15/04
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$5,822,802.52	$5,734,677.28
	iv	Reserve Account Floor Balance ($)	$3,761,650.00	$3,761,650.00
	v	Current Reserve Acct Balance ($)	$5,822,802.52	$5,734,677.28

	Other Accounts		09/15/04	12/15/04
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$19,000,000.00	$—
	iii	Principal Accumulation Account (A-5A)	$—	$—
	iv	Supplemental Interest Account (A-5A)	$—	$—
	v	Principal Accumulation Account (A-5B)	$—	$—
	vi	Supplemental Interest Account (A-5B)	$23,038,492.81	$19,195,852.50

	Asset/Liability		09/15/04	12/15/04
F	i	Total Adjusted Pool	$2,334,943,810.73	$2,299,605,591.07
	ii	Total $ Equivalent Notes	$2,334,943,810.73	$2,299,605,591.07
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

*A-5B Notes are denominated in Euros

II. 2003-7 Transactions from: 08/31/04 through: 11/30/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$41,963,025.79
	ii	Principal Collections from Guarantor	5,493,215.63
	iii	Principal Reimbursements	0.00
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$47,456,241.42

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$68,031.69
	ii	Capitalized Interest	(12,960,821.07)

	iii	Total Non-Cash Principal Activity	$(12,892,789.38)

C	Total Student Loan Principal Activity		$34,563,452.04

D	Student Loan Interest Activity
	i	Regular Interest Collections	$20,567,040.66
	ii	Interest Claims Received from Guarantors	346,727.07
	iii	Collection Fees/Returned Items	5,957.68
	iv	Late Fee Reimbursements	264,751.12
	v	Interest Reimbursements	4,726.41
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	429,832.32
	viii	Subsidy Payments	1,902,328.89

	ix	Total Interest Collections	$23,521,364.15

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,171.11
	ii	Capitalized Interest	12,960,821.07

	iii	Total Non-Cash Interest Adjustments	$12,961,992.18

F	Total Student Loan Interest Activity		$36,483,356.33

G	Non-Reimbursable Losses During Collection Period		$68,542.09
H	Cumulative Non-Reimbursable Losses to Date		$261,150.03

III. 2003-7 Collection Account Activity 08/31/04 through 11/30/04

A	Principal Collections
	i	Principal Payments Received	$30,559,995.70
	ii	Consolidation Principal Payments	16,896,245.72
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$47,456,241.42

B	Interest Collections
	i	Interest Payments Received	$23,088,109.40
	ii	Consolidation Interest Payments	157,819.54
	iii	Reimbursements by Seller	(0.01)
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	4,726.42
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Return Items	5,957.68
	viii	Late Fees	264,751.12

	ix	Total Interest Collections	$23,521,364.15

C	Other Reimbursements		$301,956.55

D	Reserves In Excess of the Requirement		$88,125.24

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account(s)		$23,038,492.81

G	Interest Rate Cap Proceeds		$—

H	Interest Rate Swap Proceeds		$—

I	Administrator Account Investment Income		$—

J	Trust Account Investment Income		$355,944.67

K	Funds Released from Capitalized Interest Account		$19,000,000.00

	TOTAL AVAILABLE FUNDS		$113,762,124.84

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,928,335.54)
		Consolidation Loan Rebate Fees	(5,958,963.86)

K	NET AVAILABLE FUNDS		$105,874,825.44

L	Servicing Fees Due for Current Period		$957,196.56

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$982,196.56

IV. 2003-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	6.031%	5.989%	85,339	84,399	68.818%	69.100%	$1,489,878,789.80	$1,482,749,735.67	64.291%	64.953%
31-60 Days Delinquent	6.820%	6.763%	3,197	3,584	2.578%	2.934%	$56,673,657.62	$67,754,279.72	2.446%	2.968%
61-90 Days Delinquent	6.968%	6.884%	1,739	1,606	1.402%	1.315%	$31,630,689.44	$28,852,986.20	1.365%	1.264%
91-120 Days Delinquent	7.079%	7.096%	1,047	836	0.844%	0.684%	$19,931,746.15	$14,970,426.69	0.860%	0.656%
> 120 Days Delinquent	7.257%	7.268%	1,994	2,047	1.608%	1.676%	$38,100,670.19	$35,696,496.19	1.644%	1.564%

Deferment
Current	6.044%	6.068%	13,173	12,920	10.623%	10.578%	$271,758,115.06	$261,243,412.37	11.727%	11.444%

Forbearance
Current	6.440%	6.524%	17,343	16,424	13.986%	13.447%	$406,205,096.76	$384,942,246.51	17.529%	16.863%

TOTAL REPAYMENT	6.166%	6.150%	123,832	121,816	99.859%	99.735%	$2,314,178,765.02	$2,276,209,583.35	99.862%	99.710%
Claims in Process (1)	7.240%	7.116%	175	324	0.141%	0.265%	$3,204,440.56	$6,610,170.19	0.138%	0.290%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	6.167%	6.153%	124,007	122,140	100.000%	100.000%	$2,317,383,205.58	$2,282,819,753.54	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-7 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$33,184,700.29

B	Interest Subsidy Payments Accrued During Collection Period				1,800,800.12

C	SAP Payments Accrued During Collection Period				895,168.09

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)				355,944.67

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Consolidation Loan Rebate Fees				(5,958,963.86)

G	Net Expected Interest Collections				$30,277,649.31

H	Interest Rate Cap Payments Due to the Trust
					Cap

	i	Cap Notional Amount			CAP TERMINATED

	ii	Libor (Interpolated first period)			1.88000%
	iii	Cap %			5.00000%

	iv	Excess Over Cap ( ii-iii)			0.00000%

	v	Cap Payments Due to the Trust			$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-5A Swap Calc	A-5B Swap Calc

		i	Notional Swap Amount (USD)	—	$849,750,000
		ii	Notional Swap Amount (Euros)	—	€750,000,000

		SLM Student Loan Trust Pays:
		iia	3 Month Libor	0.00000%	1.88000%

		iib	Spread	0.000%	0.265%

		iic	Pay Rate	0.000%	2.145%
		iii	Gross Swap Payment Due Counterparty	$—	$4,607,415.31
		iv	Days in Period 09/15/04 12/15/04	91	91

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	0.00000%	3.80000%
		vi	Gross Swap Receipt Due Paying Agent	$0.00	€— *
		vii	Days in Period 06/15/04 06/15/05	365	365

*	A-5B Counterparty pays in Euros

VI. 2003-7 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.004777500	9/15/04—12/15/04	1.89000%	LIBOR
B	Class A-2 Interest Rate	0.004828056	9/15/04—12/15/04	1.91000%	LIBOR
C	Class A-3 Interest Rate	0.005030278	9/15/04—12/15/04	1.99000%	LIBOR
D	Class A-4 Interest Rate	0.005257778	9/15/04—12/15/04	2.08000%	LIBOR
E	Class A-5A Interest Rate	0.005156667	9/15/04—12/15/04	2.04000%	LIBOR
F	Class A-5B Interest Rate*	0.000000000	6/15/04—6/15/05	3.80000%	Fixed
J	Class B Interest Rate	0.006193056	9/15/04—12/15/04	2.45000%	LIBOR

*Fixed rate euros to be paid to noteholders annually

VII. 2003-7 Inputs From Original Data 08/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,317,383,205.58
	ii	Interest To Be Capitalized	11,737,802.63

	iii	Total Pool	$2,329,121,008.21
	iv	Specified Reserve Account Balance	5,822,802.52

	v	Total Adjusted Pool	$2,334,943,810.73

B	Total Note and Certificate Factor		0.92186641212
C	Total Note Balance		$2,334,943,810.73

D	Note Balance 09/15/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B

	i	Current Factor	0.2666479311	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$71,956,810.73	$296,165,000.00	$362,511,000.00	$311,079,000.00	$367,497,000.00	€750,000,000.00	$75,985,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€-	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€-	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	€-	$0.00

H	Reserve Account Balance		$5,822,802.52
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-7 Remarketing Fee

	Remarketing Fee Account Reconciliation	A-5A	A-5B	Total

	Next Reset Date	6/16/2008	6/15/2010

i	Reset Period Target Amount	$—	$—	$—

ii	Remarketing Fee Account Balance (net of inv earnings)	$—	$—	$—

iii	Quarterly Funding Amount	$—	$—	$—

IX. 2003-7 Trigger Events

A	Has Stepdown Date Occurred?			N
The Stepdown Date is the earlier of (1) 09/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger			N

	Class A Percentage			100.00%
	Class B Percentage			0.00%

X. 2003-7 Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Section III-K )			$105,874,825.44	$105,874,825.44

B	Primary Servicing Fees-Current Month			$957,196.56	$104,917,628.88

C	Administration Fee			$25,000.00	$104,892,628.88

D	Aggregate Quarterly Funding Amount			$0.00	$104,892,628.88

E	Noteholder’s Interest Distribution Amounts
	i		Class A-1	$343,773.66	$104,548,855.22
	ii		Class A-2	$1,429,901.07	$103,118,954.15
	iii		Class A-3	$1,823,531.03	$101,295,423.12
	iv		Class A-4	$1,635,584.25	$99,659,838.87
	v		Class A-5A	$1,895,059.53	$97,764,779.34
	vi		Class A-5B USD payment to the swap counterparty*	$4,607,415.31	$93,157,364.03

		Total		$11,735,264.85

F	Class B Noteholders’ Interest Distribution Amount			$470,579.33	$92,686,784.70

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i		Class A-1	$35,338,219.66	$57,348,565.04
	ii		Class A-2	$0.00	$57,348,565.04
	iii		Class A-3	$0.00	$57,348,565.04
	iv		Class A-4	$0.00	$57,348,565.04
	v		Class A-5A	$0.00	$57,348,565.04
	vi		Class A-5B	$0.00	$57,348,565.04

		Total		$35,338,219.66

H	Increase to Supplemental Interest Account			$19,195,852.50	$38,152,712.54

I	Class B Noteholder’s Principal Distribution Amount			$0.00	$38,152,712.54

J	Increase to the Specified Reserve Account			$0.00	$38,152,712.54

K	Carryover Servicing Fees			$0.00	$38,152,712.54

L	Remarketing Costs in Excess of Remarketing Fee Account			$0.00	$38,152,712.54

M	Excess to Excess Distribution Certificate Holder			$38,152,712.54	$0.00

*	Fixed rate euro interest to be paid to noteholders annually
**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-7 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,822,802.52
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$5,822,802.52
	iv	Required Reserve Account Balance	$5,734,677.28
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$88,125.24
	vii	End of Period Account Balance	$5,734,677.28

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$19,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$19,000,000.00
	iii	End of Period Account Balance	$—

E	Remarketing Fee Account		A-5A	A-5B	Total

	i	Next Reset Date	6/16/2008	6/15/2010	6/15/2010
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—

	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

C	Accumulation Accounts		A-5A	A-5B	Total

	i	Accumulation Account Beginning Balance	$—	$—	$—
	ii	Principal deposits for payment on the next Reset Date	$—	$—	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—	$—	$—

	iv	Ending Accumulation Account Balance	$—	$—	$—

D	Supplemental Interest Account		A-5A	A-5B

		Determined	n/a	9/8/2004
	i	Cross Currency Swap Pay Rate	0.00000%	2.14500%
	ii	Investment Rate	0.00000%	1.74000%

	iii	Difference	0.00000%	0.40500%
	iv	Number of Days Through Next Reset Date	1279	2008

	v	Supplemental Interest Account Beginning Balance	$—	$23,038,492.81
	vi	Funds Released into Collection Account	$—	$23,038,492.81
	vii	Supplemental Interest Account Deposit Amount	$—	$19,195,852.50

XII. 2003-7                      Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B
	i	Quarterly Interest Due		$343,773.66	$1,429,901.07	$1,823,531.03	$1,635,584.25	$1,895,059.53	€—	$470,579.33
	ii	Quarterly Interest Paid		343,773.66	1,429,901.07	1,823,531.03	1,635,584.25	1,895,059.53	0.00	470,579.33

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

	vii	Quarterly Principal Due		$35,338,219.66	$0.00	$0.00	$0.00	$0.00	€—	$0.00
	viii	Quarterly Principal Paid		35,338,219.66	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

	x	Total Distribution Amount		$35,681,993.32	$1,429,901.07	$1,823,531.03	$1,635,584.25	$1,895,059.53	€—	$470,579.33

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance	9/15/2004	$2,334,943,810.73
	ii	Adjusted Pool Balance	11/30/2004	2,299,605,591.07

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$35,338,219.66

	iv	Adjusted Pool Balance	8/31/2004	$2,334,943,810.73
	v	Adjusted Pool Balance	11/30/2004	2,299,605,591.07

	vi	Current Principal Due (iv-v)		$35,338,219.66
	vii	Principal Shortfall from Prior Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$35,338,219.66

	ix	Principal Distribution Amount Paid		$35,338,219.66

	x	Principal Shortfall (viii - ix)		$—

F	Reserve Account Reconciliation
	i	Beginning of Period Balance		$5,822,802.52
	ii	Deposits to correct Shortfall		$—
	iv	Total Reserve Account Balance Available		$5,822,802.52
	v	Required Reserve Account Balance		$5,734,677.28

	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve - Release to Waterfall		$88,125.24
	viii	Ending Reserve Account Balance		$5,734,677.28

G	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GHD1	$71,956,810.73	$36,618,591.07
		A-1 Note Pool Factor		0.2666479311	0.1356962801

	ii	A-2 Note Balance	78442GHE9	$296,165,000.00	$296,165,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GHF6	$362,511,000.00	$362,511,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GHG4	$311,079,000.00	$311,079,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	A-5A Note Balance	78442GHH2	$367,497,000.00	367,497,000.00
		A-5A Note Pool Factor		1.0000000000	1.0000000000

	vi	A-5B Note Balance	XS0172693052	€750,000,000.00	€750,000,000.00
		A-5B Note Pool Factor		1.0000000000	1.0000000000

	x	B Note Balance	78442GHK5	$75,985,000.00	$75,985,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XIII. 2003-7 Historical Pool Information

			09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	05/26/03-08/31/03
Beginning Student Loan Portfolio Balance			$2,317,383,205.58	$2,362,305,420.43	$2,392,475,978.39	$2,425,990,904.31	$2,456,999,589.36	$2,496,362,688.17

	Student Loan Principal Activity
	i	Regular Principal Collections	$41,963,025.79	$51,157,002.85	$36,853,451.99	$40,329,315.16	$42,083,248.82	$44,352,516.88
	ii	Principal Collections from Guarantor	5,493,215.63	5,814,380.41	4,943,981.01	5,741,701.39	3,012,656.11	862,714.10
	iii	Principal Reimbursements	—	(0.11)	62,381.64	(66.74)	8,823.14	6,795,511.48
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$47,456,241.42	$56,971,383.15	$41,859,814.64	$46,070,949.81	$45,104,728.07	$52,010,742.46
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$68,031.69	$63,771.99	$47,512.01	$70,442.39	$384,594.52	$573,878.99
	ii	Capitalized Interest	(12,960,821.07)	(12,112,940.29)	(11,736,768.69)	(12,626,466.28)	(14,480,637.54)	(13,221,522.64)

	iii	Total Non-Cash Principal Activity	$(12,892,789.38)	$(12,049,168.30)	$(11,689,256.68)	$(12,556,023.89)	$(14,096,043.02)	$(12,647,643.65)

(-)	Total Student Loan Principal Activity		$34,563,452.04	$44,922,214.85	$30,170,557.96	$33,514,925.92	$31,008,685.05	$39,363,098.81

	Student Loan Interest Activity
	i	Regular Interest Collections	$20,567,040.66	$21,637,325.80	$21,865,345.93	$22,172,407.48	$22,333,657.36	$24,510,623.33
	ii	Interest Claims Received from Guarantors	346,727.07	331,654.64	294,866.87	318,533.01	71,157.49	15,218.36
	iii	Collection Fees/Returned Items	5,957.68	5,399.44	3,699.47	3,433.99	2,019.16	2,217.68
	iv	Late Fee Reimbursements	264,751.12	277,709.24	260,020.34	268,335.82	255,811.83	253,021.93
	v	Interest Reimbursements	4,726.41	433.43	2,421.26	658.58	23.31	41,684.02
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	429,832.32	124,813.18	52,648.11	68,238.01	66,560.52	—
	viii	Subsidy Payments	1,902,328.89	1,881,975.08	1,886,490.46	1,924,776.33	2,734,088.69	—

	ix	Total Interest Collections	$23,521,364.15	$24,259,310.81	$24,365,492.44	$24,756,383.22	$25,463,318.36	$24,822,765.32
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,171.11	$688.49	$3,264.91	$27.37	$(387,656.12)	$(573,624.54)
	ii	Capitalized Interest	12,960,821.07	12,112,940.29	11,736,768.69	12,626,466.28	14,480,637.54	13,221,522.64

	iii	Total Non-Cash Interest Adjustments	$12,961,992.18	$12,113,628.78	$11,740,033.60	$12,626,493.65	$14,092,981.42	$12,647,898.10

	Total Student Loan Interest Activity		$36,483,356.33	$36,372,939.59	$36,105,526.04	$37,382,876.87	$39,556,299.78	$37,470,663.42
(=)	Ending Student Loan Portfolio Balance		$2,282,819,753.54	$2,317,383,205.58	$2,362,305,420.43	$2,392,475,978.39	$2,425,990,904.31	$2,456,999,589.36
(+)	Interest to be Capitalized		$11,051,160.25	$11,737,802.63	$11,528,132.13	$11,047,870.09	$11,091,332.40	$12,503,642.07

(=)	TOTAL POOL		$2,293,870,913.79	$2,329,121,008.21	$2,373,833,552.56	$2,403,523,848.48	$2,437,082,236.71	$2,469,503,231.43

(+)	Reserve Account Balance		$5,734,677.28	$5,822,802.52	$5,934,583.88	$6,008,809.62	$6,092,705.59	$6,173,758.08

(=)	Total Adjusted Pool		$2,299,605,591.07	$2,334,943,810.73	$2,379,768,136.44	$2,409,532,658.10	$2,443,174,942.30	$2,475,676,989.51

XIV. 2003-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-03	$2,469,503,231	2.72%
Dec-03	$2,437,082,237	2.75%
Mar-04	$2,403,523,848	2.82%
Jun-04	$2,373,833,553	2.73%
Sep-04	$2,329,121,008	3.15%
Dec-04	$2,293,870,914	3.18%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.